Exhibit 15.1

Deloitte Touche Tohmatsu
Rua Henri Dunant, 1383
4° ao 12° Andares - 04709-110
São Paulo- Brasil
Tel.: +55 (11) 5186-1000
Fax: +55 (11) 5181-2911
www.deloitte.com.br

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-191414 on Form F-3 of our report dated March 30, 2015 relating to the consolidated financial statements of Banco Santander (Brasil) S.A. (which report expresses an unqualified opinion and includes an explanatory paragraph relating the supplementary information included in note 42.j under the caption Statements of Value Added), and of our report dated March 30, 2015 relating to the effectiveness of Banco Santander (Brasil) S.A.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Banco Santander (Brasil) S.A. for the year ended December 31, 2014.

/s/ Deloitte Touche Tohmatsu

Auditores Independentes

São Paulo, Brazil

April 30, 2015

“Deloitte” refere-se à sociedade limitada estabelecida no Reino Unido “Deloitte Touche Tohmatsu Limited” e sua rede de firmas-membro, cada qual constituindo uma pessoa jurídica independente. Acesse www.deloitte.com/about para uma descrição detalhada da estrutura jurídica da Deloitte Touche Tohmatsu Limited e de suas firmas-membro.

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